UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2011

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, NE	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2011, Green Plains Renewable Energy, Inc. (“Green Plains”) through its wholly-owned subsidiaries, Green Plains Grain Company LLC, Green Plains Grain Company TN LLC and Green Plains Essex Inc. (collectively, “the Grain Subsidiaries”), executed a $30.0 million amortizing term loan and a $195.0 million revolving credit facility with various lenders to provide Green Plains’ agribusiness segment with additional term and working capital funding.

Amortizing Term Loan

The Grain Subsidiaries entered into a $30.0 million amortizing term loan agreement with Metropolitan Life Insurance Company (“MetLife”), which is comprised of a Loan Agreement, Secured Promissory Note, Deeds of Trust and a Mortgage (collectively, the “Term Loan”). The Term Loan was disbursed in an initial advance in the amount of $28.0 million on October 31, 2011. The remaining $2.0 million amount may be requested on or before May 1, 2012. The Term Loan expires on November 1, 2021 (the “Term Loan Maturity Date”). Equal payments of principal sufficient to amortize the Term Loan in full over a 15-year period, plus interest, are due on the first day of every month, commencing on December 1, 2011, until the Term Loan Maturity Date, on which date the entire remaining outstanding balance and all accrued interest thereon shall be due and payable. The Term Loan bears interest at a fixed rate of 6.00% per annum. As security for the Term Loan, MetLife received a first priority lien on certain real estate and other property owned by the Grain Subsidiaries.

The Term Loan contains certain customary affirmative covenants, including without limitation, with respect to payment of the note and taxes and maintenance of the Grain Subsidiaries’ office, financial information, corporate existence, properties and insurance.

In accordance with provisions of the Term Loan, the Grain Subsidiaries are also required to adhere to certain financial covenants and restrictions, including without limitation, the following:

•	The consolidated total fixed charge coverage ratio shall not at the end of any fiscal quarter, for the rolling four fiscal quarters then ending, be less than 1.25 to 1.00.

•	Working capital shall not be less than $30.0 million as of the end of each fiscal quarter.

•	The consolidated long-term indebtedness to consolidated net fixed assets ratio shall not exceed 0.70 to 1.00.

•

Total tangible net worth shall not be less than $50.0 million as of October 31, 2011, with such minimum amount being increased by an amount equal to 50% of the consolidated net income for each fiscal year, without reduction for losses, commencing with the results of the consolidated financial statements for the fiscal year ending December 31, 2011.

The Term Loan also contains customary events of default, including without limitation, failure to make required payments of principal or interest, material incorrect representations and warranties, breach of covenants, events of bankruptcy, dissolution and certain other matters.

Revolving Credit Facility

The Grain Subsidiaries entered into revolving credit agreement with BNP Paribas Securities Corp. (“BNP”), as lead arranger and sole bookrunner, Rabo Agrifinance, Inc., as syndication agent, ABN AMRO Capital USA LLC, as documentation agent, and BNP Paribas, as administrative agent, collateral agent, issuing lender and swing line lender (collectively, the “Revolving Credit Facility”), which is comprised of the Credit Agreement, Security Agreement, and related Promissory Notes from various lenders. The Revolving Credit Facility includes total revolving credit commitments of $195.0 million and an accordion feature whereby amounts available under the facility may be increased by up to $55.0 million of new lender commitments upon agent approval. As security for the Revolving Credit Facility, BNP received a first priority lien on certain cash, inventory, machinery, accounts receivable and other assets owned by the Grain Subsidiaries.

Each lender severally agrees to make revolving credit loans to the Grain Subsidiaries from time to time during the commitment period. Each LIBOR rate loan shall bear interest for each day at a rate per annum equal to the LIBOR rate for the outstanding period plus the applicable margin. Each base rate loan shall bear interest at a rate per annum equal to the base rate plus the applicable margin. The principal balance of each loan shall be due and payable on the respective maturity date of each such loan under the Revolving Credit Facility, but no later than October 28, 2013. Interest on any base rate loan advances shall be payable in arrears on the last business day of each month, and interest on any LIBOR rate loan advances shall be paid on the respective maturity date of such loans

The Revolving Credit Facility contains certain customary affirmative covenants, including without limitation, with respect to provision and maintenance of financial information, use of proceeds from the Revolving Credit Facility, payments of taxes, conduct of business, maintenance of properties and insurance and compliance with environmental laws.

In accordance with the Revolving Credit Facility agreement, the Grain Subsidiaries are also required to adhere to certain financial covenants and restrictions, including without limitation, the following:

•

Tangible net worth, calculated as of the last day of any fiscal quarter, shall not be less than $50.0 million before December 31, 2011, or less than the sum of $50.0 million plus fifty percent of the aggregate net income of the immediately preceding fiscal year, after December 31, 2011.

•	The leverage ratio shall be greater than 5.5 to 1.0 as of the last day of any fiscal quarter.

•	Working capital shall be less than $30.0 million as of the last day of any fiscal quarter.

•	Consolidated net position for any type of grain inventory individually shall exceed at any time 100,000 bushels, or for all grain inventory in the aggregate shall exceed at any time 200,000 bushels.

•	The fixed charge coverage ratio for any four consecutive fiscal quarters shall be less than 1.25 to 1.0 as of the last day of any fiscal quarter.

Loan advances under the Revolving Credit Facility are also subject to a borrowing base calculation which computes the amount of available credit under the facility based on a number of factors including, but not limited to, cash collateral, net liquidation value of the lender and third party brokerage accounts, accounts receivable inventories, payables related to inventories, prepayments to suppliers and net unrealized gain and losses of forward contracts, if any.

The Revolving Credit Facility also contains customary events of default, including without limitation, failure to make required payments of principal or interest, material incorrect representations and warranties, breach of covenants, events of bankruptcy, dissolution and certain other matters.

The foregoing summaries of the Term Loan and the Revolving Credit Facility do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements, which are attached as exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description

10.1	Credit Agreement dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc., BNP Paribas Securities Corp. as Lead Arranger, Rabo Agrifinance, Inc. as Syndication Agent, ABN AMRO Capital USA LLC as Documentation Agent and BNP Paribas as Administrative Agent

10.2	Security Agreement dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. and BNP Paribas

10.3	Promissory Note dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. and Bank of Oklahoma

10.4	Promissory Note dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. and U.S. Bank National Association

10.5	Promissory Note dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. and Farm Credit Bank of Texas

10.6	Loan Agreement dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. and Metropolitan Life Insurance Company

10.7	Secured Promissory Note dated October 28, 2011 by and among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. and Metropolitan Life Insurance Company

10.8	Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Missouri) dated October 28, 2011 by Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. for the benefit of Metropolitan Life Insurance Company

10.9	Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Tennessee) dated October 28, 2011 by Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. for the benefit of Metropolitan Life Insurance Company

10.10	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Iowa) dated October 28, 2011 by Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Essex Inc. for the benefit of Metropolitan Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: November 3, 2011

	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

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